Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail BIOTECH ACQUISITION COMPANY Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend: https://www.cstproxy.com/ biotechacquisition/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED EXTRAORDINARY GENERAL MEETING THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIOTECH ACQUISITION COMPANY The undersigned appoints [ ] and [ ] (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Biotech Acquisition Company (“BAC”) held of record by the undersigned on , 2022 at the Extraordinary General Meeting of BAC (“Special Meeting”) to be held virtually in person on [ ], 2022 at 10:00 a.m. Eastern Time via live webcast at https://www.cstproxy.com/biotechacquisition/2022 or in person at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Special Meeting THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, AND 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. PLEASE MAIL IN THE ENVELOPE PROVIDED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. (Continued and to be marked, dated and signed on reverse side)

The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/biotechacquisition/2022. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully. PROXY CARD Please mark your votes like this THE BOARD OF DIRECTORS OF BIOTECH ACQUISITION COMPANY RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 9. Proposal 1 – The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Agreement and Plan of Merger, dated as of Novem- ber 8, 2021 (as it may be amended and supplemented from time to time, the “Merger Agreement”) with Blade Therapeutics, Inc., a Delaware corporation (“Blade”), Blade Merg- er Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of BAC (“Blade Merger Sub”), Biotech Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the closing (the “Closing”) of the stockholders of BAC as of immediately prior to the Closing and their successors and assignees (in such capacity, the “BAC Representative”), and Jean-Frédéric Viret, Ph.D., in the capacity as the repre- sentative of the Earnout Participants (as defined in the Merger Agreement) from and after the Closing, and the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”). It is proposed that, in conjunction with the Domestication (as defined below), BAC will change its name to “Blade Biotherapeutics, Inc.” “RESOLVED, as an ordinary resolution, that BAC’s entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the consideration thereunder, and the performance by BAC of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.” (2) Proposal 2 – The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change BAC’s corporate structure and de-register from an exempted company incorporated under the laws of the Cayman Islands Companies Act and transfer by continuation as a corporation under the laws of the State of Delaware (the “Domestica- tion”), (b) in connection therewith to adopt upon the Domestication taking effect, the certif- icate of incorporation (the “Interim Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex A, in place of the BAC’s Amended and Restated Mem- orandum and Articles of Association (the “Current Charter”) currently registered with the Registrar of Companies of the Cayman Islands and which will remove or amend those pro- visions of the Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication, and (c) file the Interim Charter with the Secretary of State of Delaware. “RESOLVED, as a special resolution, that BAC be de-registered in the Cayman Islands pur- suant to Article 46 of the Amended and Restated Memorandum and Articles of Association of Biotech Acquisition Company and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Biotech Acquisition Company in the State of Delaware as a corporation, governed by the Interim Charter and Proposed Bylaws attached as Annex A and Annex D, respectively, to this proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter and Pro- posed Bylaws of the continued company as referenced in this proxy statement/prospectus in respect of the Meeting.” (3) Proposal 3 – The Certificate of Incorporation Proposal FOR AGAINST ABSTAIN — To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the re- placement of the Interim Charter with the proposed first amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to the proxy statement/ prospectus as Annex C, to be effective upon the consummation of the Business Combina- tion. The Certificate of Incorporation Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, then the Certificate of Incorporation Proposal will have no effect, even if approved by BAC’s shareholders. The Certificate of Incorporation Proposal is not conditioned on the separate non-binding advisory approval of the Organizational Documents Proposals. “RESOLVED, as a special resolution, that the Interim Charter be amended and restated and replaced in its entirety by the Proposed Certificate of Incorporation attached as Annex C to this proxy statement/prospectus to be effective upon the consummation of the Business Combination.” (4) Proposals 4(A)–4(H) – The Organizational Documents Proposals – To consider and vote upon eight separate vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions in the Proposed Charter, which are separately being present- ed. These separate votes are not otherwise required by Delaware law separate and apart from the Certificate of Incorporation Proposal. “RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following Proposals (Organizational Documents Proposals 4(A) – 4(H)): (4A) To approve and adopt provisions in the Proposed Char- ter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, requiring the affirmative vote of the holders of at least 662/3% of the voting power of all the then out- standing shares of Blade Biotherapeutics entitled to vote to remove a director for cause; (4B) To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, provid- ing that (i) special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Blade Biotherapeutics Board, the Chairman of the Blade Biotherapeutics Board or the Chief Executive Officer of Blade Biotherapeutics, and may not be called by another other person or persons and (ii) any action required or permitted to be taken by the stockholders of Blade Biotherapeutics must be effected at an annual or special meeting of the stockholders called in accordance with the Proposed Bylaws and may not be effected by written consent in lieu of a meeting; (4C) To approve and adopt provisions in the Proposed Certificate of Incorporation, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, adopting Delaware as the exclusive forum for certain shareholder litigation; (4D) To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, chang- ing the post-Business Combination company’s corporate name from “Biotech Acquisition Company” to “Blade Biotherapeutics, Inc.”; FOR AGAINST ABSTAIN (4E) To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, to re- move certain provisions related to BAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination; (4F) To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, increas- ing the total number of authorized shares of all classes of stock to 310,000,000 shares, each with a par value of $.0001 per share, consisting of (i) 300,000,000 shares of Com- mon Stock, (ii) 10,000,000 shares of preferred stock; (4G) To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, electing not to be governed by Section 203 of the DGCL and, instead be governed by a provision substantially similar to Section 203 of the DGCL; (4H) To approve and adopt provisions in the Proposed Char- FOR AGAINST ABSTAIN ter, which will amend and replace the Interim Charter if the Certificate of Incorporation Proposal is approved, making Blade Biotherapeutics’ corporate existence perpetual. (5) Proposal 5 – The Director Election Proposal — To consider and vote upon a proposal by ordinary resolution to appoint eight (8) directors, effective upon consummation of the Business Combination, who will be the directors of Blade Biotherapeutics. “RESOLVED, as an ordinary resolution, that the eight (8) persons listed below be elected to serve on Blade Biotherapeutics' board of directors upon the consummation of the Business Combination to serve staggered terms until the 2023, 2024 and 2025 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause: Name Wendye Robbins Position Class [ ] Director, President and Chief Executive Officer Class [ ] Director, Chairman of the Board Lloyd Klickstein James Scopa Luke Evnin Carl Goldfischer John A. Honeker Michael Shleifer Mark Timney [ ] Director [ ] Director [ ] Director [ ] Director [ ] Director [ ] Director Class ]Class Class Class Class Class To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below (6) Proposal 6 – The Nasdaq Proposal — To consider and vote upon a proposal by ordinary resolution to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b), (c), and (d), the issuance of (a) shares to the PIPE Investors pursuant to the PIPE Investment, and (b) shares to the Blade stockholders pursuant to the Merger Agreement. “RESOLVED, as an ordinary resolution, that for the purposes of complying with Nasdaq Listing Rules 5635(a), (b), (c), and (d), the issuance of more than 20% of the issued and outstanding shares of Blade Biotherapeutics’ common stock pursuant to the Merger Agree- ment and the PIPE Investment, including to Blade Stockholders and the PIPE Investors be approved and adopted in all respects.” (7) Proposal 7 – The Incentive Award Plan Proposal — To consider and vote on a proposal by ordinary resolution to ap- prove and adopt the Blade Biotherapeutics, Inc. 2022 Incentive Award Plan (the “2022 Plan”) and the material terms thereunder. The BAC Board approved the 2022 Plan, prior to the BAC extraordinary general meeting, subject to shareholder ap- proval at the BAC extraordinary general meeting. “RESOLVED, as an ordinary resolution, that the Company’s adoption of the Blade Biothera- peutics, Inc. 2022 Incentive Award Plan, be approved, ratified and confirmed in all respects.” (8) Proposal 8 – The ESPP Proposal — To consider and vote on a proposal by ordinary resolution to approve and adopt the Blade Biotherapeutics, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. The BAC Board approved the ESPP, prior to the BAC extraordinary general meeting, subject to shareholder approval at the BAC extraordinary general meeting. “RESOLVED, as an ordinary resolution, that the Company’s adoption of the Blade Biother- apeutics, Inc. 2022 Employee Stock Purchase Plan, be approved, ratified and confirmed in all respects.” (9) Proposal 9 – The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the BAC Board that more time is necessary or appropriate to approve one or more proposals at the Special Meeting. “RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further so- licitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in all respects.” PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. CONTROL NUMBER Signature Signature, if held jointly Date , 2022 Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.